ERA GROUP INC.

Power of Attorney

  WHEREAS, the undersigned, in his or her

capacity as a director or officer or both, as the

case may be, of Era Group Inc., a Delaware

corporation (the "Company"), may be required to

file with the Securities and Exchange Commission

(the "Commission") under Section 16 of the

Securities Exchange Act of 1934, as amended, and

the rules and regulations promulgated thereunder

(collectively, the "Exchange Act"), Forms 3, 4

and 5 ("Forms") relating to the undersigned's

holdings of and transactions in securities of the

Company;

  NOW, THEREFORE, the undersigned, in his or

her capacity as a director or officer or both, as

the case may be, of the Company, does hereby

appoint Sten Gustafson, Christopher Bradshaw,

Shefali Shah and Tomas Johnston, and each of them

severally, as his or her true and lawful

attorney-in-fact or attorneys-in-fact and agent

or agents with power to act with or without the

other and with full power of substitution and

resubstitution, to execute in his or her name,

place and stead, in his or her capacity as a

director or officer or both, as the case may be,

of the Company, Forms and any and all amendments

thereto and any and all instruments necessary or

incidental in connection therewith, if any, and

to file the same with the Commission and any

stock exchange or similar authority. Each said

attorney-in-fact and agent shall have full power

and authority to do and perform in the name and

on behalf of the undersigned in any and all

capacities, every act whatsoever necessary or

desirable to be done in the premises, as fully

and to all intents and purposes as the

undersigned might or could do in person, the

undersigned hereby ratifying and approving the

acts of said attorney. The powers and authority

of each said attorney-in-fact and agent herein

granted shall remain in full force and effect

until the undersigned is no longer required to

file Forms under the Exchange Act, unless earlier

revoked by the undersigned by giving written

notice of such revocation to the Company. The

undersigned acknowledges that the said attorneys-

in-fact, in serving in such capacity at the

request of the undersigned, are not assuming, nor

is the Company assuming, any of the undersigned's

responsibilities to comply with Section 16 of the

Exchange Act.

  IN WITNESS WHEREOF, the undersigned has

executed this instrument this 8th day of June,

2013.

       By: /s/ Randy Rowles

           Randy Rowles